Exhibit 31.1

CERTIFICATIONS

I, Lyle Berman, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of WPT Enterprises, Inc.;

2.	Based on my knowledge, this quarterly report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	WPT Enterprises, Inc.’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for WPT Enterprises, Inc., and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to WPT Enterprises, Inc., including its subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b.	evaluated the effectiveness of WPT Enterprises, Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.	disclosed in this report any change in WPT Enterprises, Inc.’s internal control over financial reporting that occurred during WPT Enterprises, Inc.’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, WPT Enterprises, Inc.’s internal control over financial reporting;

5.	WPT Enterprises, Inc.’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to WPT Enterprises, Inc.’s auditors and the audit committee of WPT Enterprises, Inc.’s board of directors or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect WPT Enterprises, Inc.’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in WPT Enterprises, Inc.’s internal control over financial reporting.

Date: November 17, 2004	/s/ Lyle Berman Lyle Berman Chief Executive Officer